Exhibit 8

ASE Technology Holding Co., Ltd.

List of Subsidiaries

(As of January 31, 2021)

Name of Investor	Name of Investee	Jurisdiction of Incorporation

ASE Technology Holding Co., Ltd.	Advanced Semiconductor Engineering, Inc.	R.O.C.
	USI Inc.	R.O.C.
	Siliconware Precision Industries Co., Ltd.	R.O.C.
Advanced Semiconductor Engineering, Inc.	A.S.E. Holding Limited	Bermuda
	J & R Holding Limited	Bermuda
	Innosource Limited	British Virgin Islands
	Omniquest Industrial Limited	British Virgin Islands
	ASE Marketing & Service Japan Co., Ltd.	Japan
	ASE Test, Inc.	R.O.C.
	Luchu Development Corporation	R.O.C.
	Advanced Microelectronic Products Inc.	R.O.C.
ASE Test, Inc.	Alto Enterprises Limited	British Virgin Islands
	Super Zone Holdings Limited	Hong Kong
	Luchu Development Corporation	R.O.C.
	TLJ Intertech Inc.	R.O.C.
	MingFeng Information Service Corp., Ltd.	R.O.C.
	Advanced Microelectronic Products Inc.	R.O.C.
A.S.E. Holding Limited	ASE Investment (Labuan) Inc.	Malaysia
	ASE Test Limited	Singapore
J&R Holding	ASE Test Limited	Singapore
	Omniquest Industrial Limited	British Virgin Islands
	J&R Industrial Inc.	R.O.C.
	ASE Japan Co., Ltd.	Japan
	ASE (U.S.) Inc.	U.S.A.
	Global Advanced Packaging Technology Limited	British Cayman Islands
	Anstock Limited	British Cayman Islands
	Anstock II Limited	British Cayman Islands
	Suzhou ASEN Semiconductors Co., Ltd.	Suzhou, China
Innosource Limited	Omniquest Industrial Limited	British Virgin Islands
	ASE (Shanghai) Inc.	Shanghai, China
Omniquest Industrial Limited	ASE Corporation	British Cayman Islands
Alto Enterprises Limited	ASE (Kunshan) Inc.	Kun Shan, China
	ASE Investment (Kun Shan) Limited	Kun Shan, China
Super Zone Holdings Limited	Advanced Semiconductor Engineering (China) Ltd.	Shanghai, China
ASE Investment (Labuan) Inc.	ASE (Korea) Inc.	Korea
ASE (Korea) Inc.	ASE WeiHai Inc.	Shandong, China
ASE Test	ASE Test Holdings, Ltd.	British Cayman Islands
	ASE Holdings (Singapore) Pte Ltd	Singapore
	ASE Investment (Labuan) Inc.	Malaysia
	ASE Singapore Pte. Ltd.	Singapore
ASE Test Holdings, Ltd.	ISE Labs, Inc.	U.S.A.
ISE Labs, Inc.	ISE Services, Inc.	U.S.A.
ASE Holdings (Singapore) Pte Ltd	ASE Electronics (M) Sdn. Bhd.	Malaysia
Global Advanced Packaging Technology Limited	ASE Assembly & Test (Shanghai) Limited	Shanghai, China
	ASE Advanced Semiconductor (Shanghai) Limited	Shanghai, China

Name of Investor	Name of Investee	Jurisdiction of Incorporation
ASE Assembly & Test (Shanghai) Limited	ASE Investment (Kun Shan) Limited	Kun Shan, China
	Wuxi Tongzhi Microelectronics Co., Ltd.	Wuxi, China
	ISE Labs, China, Ltd.	Shanghai, China
	Shanghai Ding Hui Real Estate Development Co., Ltd.	Shanghai, China
Shanghai Ding Hui Real Estate Development Co., Ltd.	Shanghai Ding Qi Property Management Co., Ltd.	Shanghai, China
	Shanghai Ding Wei Real Estate Development Co., Ltd.	Shanghai, China
	Shanghai Ding Yu Real Estate Development Co., Ltd.	Shanghai, China
	Kun Shan Ding Hong Real Estate Development Co., Ltd	Kun Shan, China
	Shanghai Ding Xu Property Management Co., Ltd.	Shanghai, China
	Shanghai Dingyao Estate Development Co., Ltd.	Shanghai, China
	Shanghai Ding Fan Business Management Co., Ltd.	Shanghai, China
ASE Investment (Kun Shan) Limited	ASE (Kunshan) Inc.	Kun Shan, China
ASE Corporation	ASE Mauritius Inc.	Mauritius
	ASE Labuan Inc.	Malaysia
ASE Mauritius Inc.	ASE (Kunshan) Inc.	Kun Shan, China
	ASE (Shanghai) Inc.	Shanghai, China
ASE Labuan Inc.	ASE Electronics Inc.	R.O.C.
ASE (Shanghai) Inc.	Advanced Semiconductor Engineering (HK) Limited	Hong Kong
	Shanghai Ding Hui Real Estate Development Co., Ltd.	Shanghai, China
	Universal Scientific Industrial (Shanghai) Co., Ltd.	Shanghai, China
USI Inc.	Huntington Holdings International Co., Ltd.	British Virgin Islands
Huntington Holdings International Co., Ltd.	Unitech Holdings International Co., Ltd.	British Virgin Islands
	Real Tech Holdings Limited	British Virgin Islands
	Universal ABIT Holding Co., Ltd.	British Cayman Islands
Real Tech Holdings Limited	USI Enterprise Limited	Hong Kong
USI Enterprise Limited	Universal Scientific Industrial (Shanghai) Co., Ltd	Shanghai, China
Universal Scientific Industrial (Shanghai) Co., Ltd	Universal Global Technology Co., Limited	Hong Kong
	Universal Global Technology (Kunshan) Co., Ltd.	Kun Shan, China
	Universal Global Technology (Shanghai) Co., Ltd.	Shanghai, China
	Universal Global Electronics (Shanghai) Co., Ltd.	Shanghai, China
	USI Electronics (Shenzhen) Co., Ltd.	Shenzhen, China
	Huanrong Electronics (Huizhou) Co., Ltd.	Huizhou, China
	FINANCIERE AFG	France
Universal Global Technology Co., Limited	Universal Global Industrial Co., Limited	Hong Kong
	Universal Global Scientific Industrial Co., Ltd.	R.O.C.
	USI America Inc.	U.S.A.
	Universal Scientific Industrial De Mexico S.A. De C.V.	Mexico
	USI Japan Co., Ltd.	Japan
	USI Electronics (Shenzhen) Co., Ltd.	Shenzhen, China
	Universal Global Electronics Co., Ltd.	Hong Kong
	Universal Scientific Industrial (France)	France
	Universal Scientific Industrial Vietnam Company Limited	Vietnam
Universal Global Industrial Co., Limited	Universal Scientific Industrial De Mexico S.A. De C.V.	Mexico
Universal Global Scientific Industrial Co., Ltd.	Universal Scientific Industrial Co., Ltd.	R.O.C.
Universal Global Electronics Co., Ltd.	Universal Scientific Industrial Poland Sp. z o.o.	Poland
Universal Global Electronics (Shanghai) Co., Ltd.	USI Science and Technology (Shenzhen) Co., Ltd.	Shenzhen, China
Universal Scientific Industrial (France)	FINANCIERE AFG	France
	ASTEELFLASH GROUP	France
FINANCIERE AFG	ASTEELFLASH GROUP	France
	MANUFACTURING POWER TUNISIA	Tunisia
	ASTEELFLASH MEXICO S.A. de C.V.	Mexico
ASTEELFLASH GROUP	ASTEELFLASH (BEDFORD) LIMITED	United Kingdom
	ASTEELFLASH FRANCE	France

Name of Investor	Name of Investee	Jurisdiction of Incorporation
ASTEELFLASH GROUP	ASTEELFLASH TUNISIE S.A.	Tunisia
	ASTEELFLASH HONG KONG LIMITED	Hong Kong
	ASTEELFLASH MEXICO S.A. de C.V.	Mexico
	ASTEELFLASH GERMANY GmbH	Germany
	MANUFACTURING POWER TUNISIA	Tunisia
	ASTEELFLASH US HOLDING CORP.	U.S.A.
	ASTEEL ELECTRONIQUE FOUCHANA	Tunisia
	AFERH TUNISIE	Tunisia
	ASTEEL ELECTRONICS MANUFACTURING SERVICES	Tunisia
ASTEELFLASH (BEDFORD) LIMITED	ASTEELFLASH TUNISIE S.A.	Tunisia
ASTEELFLASH TECHNOLOGIE	ASTEELFLASH FRANCE	France
ASTEELFLASH FRANCE	SCI CHASSET	France
	AFERH	France
	ASTEEL ELECTRONICS MANUFACTURING SERVICES	Tunisia
	ASTEEL ELECTRONIQUE FOUCHANA	Tunisia
	ASTEELFLASH TECHNOLOGIE	France
	ASTEELFLASH BRETAGNE	France
	ASTEELFLASH TUNISIE S.A.	Tunisia
ASTEELFLASH TUNISIE S.A.	ASTEEL ELECTRONIQUE TUNISIE	Tunisia
	ASTEEL ELECTRONIQUE FOUCHANA	Tunisia
AFERH	AFERH TUNISIE	Tunisia
ASTEELFLASH HONG KONG LIMITED	ASTEELFLASH SUZHOU CO., LTD.	Suzhou, China
ASTEELFLASH SUZHOU CO., LTD.	ASTEEL ELECTRONIQUE FOUCHANA	Tunisia
	ASTEELFLASH TUNISIE S.A.	Tunisia
ASTEELFLASH GERMANY GmbH	ASTEELFLASH HERSFELD GmbH	Germany
	ASTEELFLASH EBERBACH GmbH	Germany
	ASTEELFLASH BONN GmbH	Germany
	ASTEELFLASH SCHWANDORF GmbH	Germany
	ASTEELFLASH PLZEN S.R.O.	Czech Republic
	ASTEELFLASH DESIGN SOLUTIONS HAMBOURG GmbH	Germany
	EN ELECTRONICNETWORK SRL	Romania
	ASTEELFLASH TUNISIE S.A.	Tunisia
ASTEELFLASH MEXICO S.A. de C.V.	ASTEELFLASH TUNISIE S.A.	Tunisia
ASTEELFLASH US HOLDING CORP.	ASTEELFLASH USA CORP.	U.S.A.
ASTEELFLASH USA CORP.	ASTEEL ELECTRONIQUE FOUCHANA	Tunisia
	ASTEELFLASH TUNISIE S.A.	Tunisia
Siliconware Precision Industries Co., Ltd.	SPIL (B.V.I.) Holding Limited	British Virgin Islands
	Siliconware Investment Co., Ltd.	R.O.C.
SPIL (B.V.I.) Holding Limited	Siliconware USA, Inc.	U.S.A.
	SPIL (Cayman) Holding Limited	British Cayman Islands
SPIL (Cayman) Holding Limited	Siliconware Technology (Suzhou) Limited	Suzhou, China